Exhibit 99.3

Exhibit 99.3 Form of Notice of Internet Availability of Information Statement Materials Important Notice Regarding the Availability of Materials TWENTY-FIRST CENTURY FOX, INC. You are receiving this communication because you hold securities in Twenty-First Century Fox, Inc. (“21CF”). 21CF has released informational materials regarding the spin-off of its wholly owned subsidiary, Fox Corporation (“FOX”), that are now available for your review (which we refer to as the “FOX Materials”). This notice provides instructions on how to access the FOX Materials for informational purposes only. This notice is not a form for voting and presents only an overview of the FOX Materials, which contain important information and are available, free of charge, on the Internet or by mail or e-mail. We encourage you to access and review the FOX Materials closely. To effect the spin-off, 21CF will distribute all of the outstanding shares of FOX common stock on a pro rata basis to the record holders of 21CF common stock (other than holders of the shares of 21CF common stock held by subsidiaries of 21CF). Immediately following the distribution, FOX will be a standalone, TWENTY-FIRST CENTURY FOX, INC. publicly traded company. 21CF is not soliciting proxy or consent authority from 1211 AVENUE OF THE AMERICAS stockholders in connection with the spin-off. NEW YORK, NY 10036 The FOX Materials consist of a preliminary Information Statement, including any supplements that FOX has prepared, in connection with the spin-off. You may view the FOX Materials online at www.materialnotice.com and easily request a paper or e-mail copy (see reverse side). To facilitate a timely delivery, please make your request for a paper or e-mail copy no later than [ ]. When a definitive version of the Information Statement becomes available, you will be able to view it online at www.materialnotice.com and request a paper or e-mail copy. See the reverse side for instructions on how to access materials.

1) BY INTERNET: www.materialnotice.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@materialnotice.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow ?XXXX XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before [ ] to facilitate timely delivery.

THIS NOTICE WILL ENABLE YOU TO ACCESS MATERIALS FOR INFORMATIONAL PURPOSES ONLY

THIS PAGE WAS INTENTIONALLY LEFT BLANK